UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                                   ----------

                                FEBRUARY 2, 2004
                                 Date of Report
                        (Date of earliest event reported)

                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)

            Virginia                       0-9881               54-1162807
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)         File Number)      Identification Number)

P.O. Box 459
Edinburg, VA                                                      22824
(Address of principal executive office)                        (Zip code)

       Registrant's telephone number, including area code: (540) 984-4141

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Item 9.

The information contained in this report on Form 8-K is being furnished pursuant to Item 12 under Item 9 as directed by the Securities and Exchange Commission in Release No. 34-47583 and shall not be deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

NEWS RELEASE

For further information, please contact Earle A. MacKenzie at 540-984-5192

                  SHENANDOAH TELECOMMUNICATIONS COMPANY AMENDS
                           SPRINT AFFILIATE AGREEMENTS

Edinburg, VA (February 2, 2004) - Shenandoah Telecommunications Company (Shentel; NASDAQ: SHEN) and its wireless subsidiary, Shenandoah Personal Communications Company, a PCS Affiliate of Sprint (NYSE: FON, PCS), announced the signing of an addendum to its management and services agreements with Sprint. The addendum provides greater certainty to the Company for certain future expenses and revenues during the term of the agreement, and simplifies the methods used to settle revenue and expenses.

The Company will continue to purchase from Sprint back office services such as billing, customer care, collections and certain network services. Prior to the addendum, Sprint charged the Company for these services individually. Under the addendum, Sprint will now charge the Company a flat, lump-sum monthly rate for many of these services through 2006. This change is expected to result in cost reductions to the Company of approximately $120,000 per month. The addendum also includes an agreement to extend the current reciprocal roaming rates between Sprint and the Company at the current $0.058 per minute for voice and $0.002 per kilobyte for data to the end of 2006.

The addendum provides the framework to determine rates for services provided by Sprint and reciprocal roaming rates after 2006. The agreement includes a most favored nation provision until the end of 2006 with respect to similar agreements with other PCS Affiliates of Sprint. In addition, the addendum defines certain Company rights related to limiting capital spending and customer program costs.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ National Market under the symbol "SHEN". The Company's operating subsidiaries provide local telephone, cable television, Internet access, inter-exchange facilities and wireless services along with many other associated services, to a four state region from Harrisonburg, Virginia to Harrisburg and Altoona, Pennsylvania.

This release contains forward-looking statements that are subject to various risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen factors. A discussion of factors that may cause actual results to differ from management's projections, forecasts, estimates and expectations is available in the Company filings with the SEC. Those factors may include changes in general economic conditions, increases in costs and other competitive factors.

                                     ######

         SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARY COMPANIES

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        SHENANDOAH TELECOMMUNICATIONS COMPANY
                        (Registrant)


                        February 3, 2004   /S/ EARLE A. MACKENZIE
                                           ---------------------
                                               Earle A. MacKenzie
                                               Chief Financial Officer